Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.marshmclennan.com

NEWS RELEASE	Exhibit 99.1

MARSH McLENNAN REPORTS THIRD QUARTER 2023 RESULTS
GAAP Revenue Increases 13%; Underlying Revenue Rises 10%
Growth in GAAP Operating Income of 26% and Adjusted Operating Income of 24%
Third Quarter GAAP EPS Rises 36% to $1.47 and Adjusted EPS Increases 33% to $1.57
Nine Months GAAP EPS Rises 18% to $6.01 and Adjusted EPS Increases 17% to $6.31

NEW YORK, October 19, 2023 – Marsh McLennan (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the third quarter ended September 30, 2023.
John Doyle, President and CEO, said: "Marsh McLennan's third quarter results were outstanding, reflecting strength across the business. We had another quarter of double-digit underlying revenue growth, strong adjusted EPS growth and margin expansion. We achieved these results while also continuing to make significant investments for the future."
"With our performance through the third quarter, we are on track for another terrific year."
Consolidated Results
Consolidated revenue in the third quarter of 2023 was $5.4 billion, an increase of 13% compared with the third quarter of 2022. On an underlying basis, revenue increased 10%. Operating income was $996 million, an increase of 26% from a year ago. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 24% to $1.1 billion. Net income attributable to the Company was $730 million, or $1.47 per diluted share, compared with $1.08 in the third quarter of 2022. Adjusted earnings per share rose 33% to $1.57 per diluted share compared with $1.18 a year ago and included a benefit of 10 cents per share from favorable discrete tax items.

For the nine months ended September 30, 2023, consolidated revenue was $17.2 billion, an increase of 9%, or 10% on an underlying basis compared to the prior period. Operating income was $4.2 billion, an increase of 16% from the prior year period. Adjusted operating income rose 17% to $4.4 billion.
Net income attributable to the Company was $3.0 billion, or $6.01 per diluted share, compared with $5.11 in the first nine months of 2022. Adjusted earnings per share increased 17% to $6.31 per diluted share compared with $5.38 for the first nine months of 2022.
Risk & Insurance Services
Risk & Insurance Services revenue was $3.2 billion in the third quarter of 2023, an increase of 12%, or 11% on an underlying basis. Operating income rose 21% to $640 million, and adjusted operating income was $671 million, an increase of 19% versus a year ago. For the nine months ended September 30, 2023, revenue was $10.8 billion, an increase of 12% both on a GAAP and underlying basis. Operating income rose 22% to $3.2 billion, and adjusted operating income was $3.3 billion, an increase of 18% versus a year ago.
Marsh's revenue in the third quarter was $2.7 billion, an increase of 8% on an underlying basis. In U.S./Canada, underlying revenue rose 6%. International operations produced underlying revenue growth of 10%, reflecting 14% growth in Latin America, 10% growth in Asia Pacific, and 9% growth in EMEA. For the nine months ended September 30, 2023, Marsh’s underlying revenue growth was 9%.
Guy Carpenter's revenue in the third quarter was $359 million, an increase of 8% on an underlying basis. For the nine months ended September 30, 2023, Guy Carpenter’s underlying revenue growth was 10%.
Consulting
Consulting revenue was $2.2 billion in the third quarter of 2023, an increase of 13%, or 9% on an underlying basis. Operating income increased 21% to $424 million, while adjusted operating income increased 24% to $447 million. For the first nine months ended September 30, 2023, revenue was $6.4 billion, an increase of 6%, or 7% on an underlying basis. Operating income of $1.2 billion rose 1% versus a year ago, while adjusted operating income increased 11% to $1.3 billion.
Mercer's revenue in the third quarter was $1.4 billion, an increase of 8% on an underlying basis. Health revenue of $496 million increased 8% on an underlying basis. Wealth revenue of $635 million increased 7% on an underlying basis. Career revenue of $294 million increased 7% on an underlying basis. For the nine months ended September 30, 2023, Mercer’s revenue was $4.1 billion, an increase of 7% on an underlying basis.

Oliver Wyman’s revenue in the third quarter was $781 million, an increase of 12% on an underlying basis. For the nine months ended September 30, 2023, Oliver Wyman’s revenue was $2.3 billion, an increase of 8% on an underlying basis.
Other Items
The Company repurchased 1.6 million shares of stock for $300 million in the third quarter of 2023. Through nine months ended September 30, 2023, the Company has repurchased 5.1 million shares of stock for $900 million.
In the third quarter of 2023, the Company issued $1.6 billion of senior notes.
In August, Marsh McLennan Agency (MMA) acquired Graham Company, a leading risk management consultancy and one of the top independent insurance and employee benefits brokers in the U.S.
Conference Call
A conference call to discuss third quarter 2023 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh McLennan
Marsh McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s more than 85,000 colleagues advise clients in 130 countries. With annual revenue of over $20 billion, Marsh McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and well being for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit marshmclennan.com, follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from conflicts such as the war in Ukraine and the evolving events in Israel and Gaza, slower GDP growth or recession, capital markets volatility, and inflation;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of disagreements with and challenges by tax authorities in the current global tax environment; and
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$5,382	$4,770	$17,182	$15,698
Expense:
Compensation and benefits	3,287	2,923	9,831	9,033
Other operating expenses	1,099	1,056	3,172	3,065
Operating expenses	4,386	3,979	13,003	12,098
Operating income	996	791	4,179	3,600
Other net benefit credits	62	57	180	178
Interest income	16	4	40	6
Interest expense	(145)	(118)	(427)	(342)
Investment income (loss)	1	(1)	6	27
Income before income taxes	930	733	3,978	3,469
Income tax expense	192	181	941	853
Net income before non-controlling interests	738	552	3,037	2,616
Less: Net income attributable to non-controlling interests	8	6	37	32
Net income attributable to the Company	$730	$546	$3,000	$2,584
Net income per share attributable to the Company:
- Basic	$1.48	$1.10	$6.07	$5.16
- Diluted	$1.47	$1.08	$6.01	$5.11
Average number of shares outstanding:
- Basic	494	498	494	501
- Diluted	499	503	499	506
Shares outstanding at September 30	493	497	493	497

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30
(Millions) (Unaudited)
The Company conducts business in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Risk and Insurance Services
Marsh	$2,700	$2,470	9%	1%	1%	8%
Guy Carpenter	359	328	9%	1%	1%	8%
Subtotal	3,059	2,798	9%	1%	1%	8%
Fiduciary interest income	131	40
Total Risk and Insurance Services	3,190	2,838	12%	1%	1%	11%
Consulting
Mercer	1,425	1,284	11%	1%	2%	8%
Oliver Wyman Group	781	667	17%	2%	3%	12%
Total Consulting	2,206	1,951	13%	2%	2%	9%
Corporate Eliminations	(14)	(19)
Total Revenue	$5,382	$4,770	13%	1%	2%	10%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Marsh:
EMEA (a)	$692	$615	13%	4%	—	9%
Asia Pacific (a)	311	286	9%	(2)%	—	10%
Latin America	134	118	14%	1%	(1)%	14%
Total International	1,137	1,019	12%	2%	—	10%
U.S./Canada	1,563	1,451	8%	—	2%	6%
Total Marsh	$2,700	$2,470	9%	1%	1%	8%
Mercer:
Wealth	$635	$561	13%	2%	4%	7%
Health	496	451	10%	1%	—	8%
Career	294	272	8%	—	1%	7%
Total Mercer	$1,425	$1,284	11%	1%	2%	8%

(a)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30
(Millions) (Unaudited)
The Company conducts business in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Risk and Insurance Services
Marsh	$8,482	$7,794	9%	(1)%	1%	9%
Guy Carpenter	2,006	1,849	8%	(1)%	—	10%
Subtotal	10,488	9,643	9%	(1)%	1%	9%
Fiduciary interest income	330	57
Total Risk and Insurance Services	10,818	9,700	12%	(1)%	1%	12%
Consulting
Mercer	4,143	4,016	3%	(1)%	(3)%	7%
Oliver Wyman Group	2,266	2,029	12%	—	4%	8%
Total Consulting	6,409	6,045	6%	(1)%	—	7%
Corporate Eliminations	(45)	(47)
Total Revenue	$17,182	$15,698	9%	(1)%	—	10%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Marsh:
EMEA (a)	$2,482	$2,264	10%	(1)%	1%	10%
Asia Pacific (a)	980	927	6%	(4)%	—	9%
Latin America	386	340	13%	—	—	14%
Total International	3,848	3,531	9%	(2)%	1%	10%
U.S./Canada	4,634	4,263	9%	—	2%	7%
Total Marsh	$8,482	$7,794	9%	(1)%	1%	9%
Mercer:
Wealth	$1,853	$1,775	4%	(1)%	1%	4%
Health	1,559	1,562	—	(1)%	(9)%	10%
Career	731	679	8%	(1)%	1%	8%
Total Mercer	$4,143	$4,016	3%	(1)%	(3)%	7%

(a)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the three and nine months ended September 30, 2023 and 2022. The following tables also present adjusted operating margin. For the three and nine months ended September 30, 2023 and 2022, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2023
Operating income (loss)	$640	$424	$(68)	$996
Operating margin	20.0%	19.2%	N/A	18.5%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	20	17	9	46
Changes in contingent consideration (b)	4	—	—	4
JLT integration and restructuring costs (c)	6	—	—	6
Westpac acquisition related costs	—	5	—	5
Other	1	1	—	2
Operating income adjustments	31	23	9	63
Adjusted operating income (loss)	$671	$447	$(59)	$1,059
Total identified intangible amortization expense	$74	$11	$—	$85
Adjusted operating margin	23.4%	20.8%	N/A	21.3%

Three Months Ended September 30, 2022
Operating income (loss)	$529	$350	$(88)	$791
Operating margin	18.7%	17.9%	N/A	16.6%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	18	—	14	32
Changes in contingent consideration (b)	11	—	—	11
JLT integration and restructuring costs (c)	—	5	1	6
JLT acquisition related retention costs	4	—	—	4
Other	—	7	—	7
Operating income adjustments	33	12	15	60
Adjusted operating income (loss)	$562	$362	$(73)	$851
Total identified intangible amortization expense	$74	$10	$—	$84
Adjusted operating margin	22.4%	19.1%	N/A	19.6%

(a)In 2023, costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Change in fair value of contingent consideration related to acquisitions and dispositions measured each quarter.
(c)In 2023, reflects adjustments to restructuring liabilities for lease exit charges for a legacy JLT U.K. location.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2023
Operating income (loss)	$3,192	$1,223	$(236)	$4,179
Operating margin	29.5%	19.1%	N/A	24.3%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	67	33	48	148
Changes in contingent consideration (b)	20	1	—	21
JLT integration and restructuring costs (c)	22	—	—	22
JLT legacy legal charges (d)	—	(51)	—	(51)
Disposal of business (e)	—	17	—	17
Westpac acquisition related costs	—	32	—	32
Other	1	1	—	2
Operating income adjustments	110	33	48	191
Adjusted operating income (loss)	$3,302	$1,256	$(188)	$4,370
Total identified intangible amortization expense	$221	$36	$—	$257
Adjusted operating margin	32.6%	20.1%	N/A	26.9%

Nine Months Ended September 30, 2022
Operating income (loss)	$2,617	$1,217	$(234)	$3,600
Operating margin	27.0%	20.1%	N/A	22.9%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	38	6	34	78
Changes in contingent consideration (b)	33	5	—	38
JLT integration and restructuring costs (c)	6	10	2	18
JLT legacy legal charges (d)	14	(11)	—	3
Disposal of business (e)	—	(114)	—	(114)
JLT acquisition related retention costs	24	1	3	28
Legal claims and other (f)	30	9	—	39
Deconsolidation of Russian businesses and other related charges (g)	42	10	—	52
Operating income adjustments	187	(84)	39	142
Adjusted operating income (loss)	$2,804	$1,133	$(195)	$3,742
Total identified intangible amortization expense	$223	$35	$—	$258
Adjusted operating margin	31.1%	19.6%	N/A	25.6%

(a)In 2023, costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate. Costs also reflect charges for Marsh's operational excellence program.
(b)Change in fair value of contingent consideration related to acquisitions and dispositions measured each quarter.
(c)In 2023, reflects adjustments to restructuring liabilities for lease exit charges for a legacy JLT U.K. location.
(d)Reflects insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.
(e)Loss on sale of an individual financial advisory business in Canada. In 2022, the amount reflects a gain of $112 million on the sale of the Mercer U.S. affinity business. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(f)Primarily reflects settlement charges and legal costs related to strategic recruiting.
(g)Loss on deconsolidation of Russian businesses and other related charges. The loss on deconsolidation of $39 million is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin. The remaining expenses of $13 million are included in other operating expenses in the consolidated statements of income.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for three and nine months ended September 30, 2023 and 2022.

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$738			$552
Less: Non-controlling interest, net of tax		8			6
Subtotal		$730	$1.47		$546	$1.08
Operating income adjustments	$63			$60
Investments adjustment	1			4
Income tax effect of adjustments (a)	(12)			(16)
		52	0.10		48	0.10
Adjusted income, net of tax		$782	$1.57		$594	$1.18

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$3,037			$2,616
Less: Non-controlling interest, net of tax		37			32
Subtotal		$3,000	$6.01		$2,584	$5.11
Operating income adjustments	$191			$142
Investments adjustment	2			(4)
Pension settlement adjustment	—			1
Income tax effect of adjustments (a)	(45)			(1)
		148	0.30		138	0.27
Adjusted income, net of tax		$3,148	$6.31		$2,722	$5.38

(a)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30
(Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Consolidated
Compensation and benefits	$3,287	$2,923	$9,831	$9,033
Other operating expenses	1,099	1,056	3,172	3,065
Total expenses	$4,386	$3,979	$13,003	$12,098

Depreciation and amortization expense	$95	$85	$270	$259
Identified intangible amortization expense	85	84	257	258
Total	$180	$169	$527	$517

Risk and Insurance Services
Compensation and benefits	$1,900	$1,688	$5,703	$5,239
Other operating expenses	650	621	1,923	1,844
Total expenses	$2,550	$2,309	$7,626	$7,083

Depreciation and amortization expense	$49	$40	$135	$123
Identified intangible amortization expense	74	74	221	223
Total	$123	$114	$356	$346

Consulting
Compensation and benefits	$1,251	$1,107	$3,690	$3,416
Other operating expenses	531	494	1,496	1,412
Total expenses	$1,782	$1,601	$5,186	$4,828

Depreciation and amortization expense	$30	$26	$78	$79
Identified intangible amortization expense	11	10	36	35
Total	$41	$36	$114	$114

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,901	$1,442
Cash and cash equivalents held in a fiduciary capacity (a)	11,828	10,660
Net receivables	6,520	5,852
Other current assets	1,030	1,005
Total current assets	22,279	18,959

Goodwill and intangible assets	19,153	18,788
Fixed assets, net	859	871
Pension related assets	2,310	2,127
Right of use assets	1,519	1,562
Deferred tax assets	348	358
Other assets	1,532	1,449
TOTAL ASSETS	$48,000	$44,114

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,868	$268
Accounts payable and accrued liabilities	3,143	3,278
Accrued compensation and employee benefits	2,632	3,095
Current lease liabilities	303	310
Accrued income taxes	480	221
Dividends payable	351	—
Fiduciary liabilities (a)	11,828	10,660
Total current liabilities	20,605	17,832

Long-term debt	11,781	11,227
Pension, post-retirement and post-employment benefits	840	921
Long-term lease liabilities	1,643	1,667
Liabilities for errors and omissions	319	355
Other liabilities	1,226	1,363

Total equity	11,586	10,749
TOTAL LIABILITIES AND EQUITY	$48,000	$44,114
(a)In the second quarter of 2023, the Company changed the presentation of fiduciary assets and liabilities on the consolidated balance sheets. Cash and cash equivalents held in a fiduciary capacity was reclassified from an offset to fiduciary liabilities to current assets, with the corresponding fiduciary liabilities reclassified to current liabilities. The presentation in the December 31, 2022 consolidated balance sheet was conformed to the current presentation.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating cash flows:
Net income before non-controlling interests	$3,037	$2,616
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	527	517
Non-cash lease expense	215	223
Deconsolidation of Russian businesses	—	39
Share-based compensation expense	273	283
Net gain on investments, disposition of assets and other	(7)	(139)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(458)	(451)
Provision for taxes, net of payments and refunds	242	156
Net receivables	(670)	(745)
Other changes to assets and liabilities	(201)	14
Contributions to pension and other benefit plans in excess of current year credit	(246)	(306)
Operating lease liabilities	(237)	(244)
Net cash provided by operations	2,475	1,963
Financing cash flows:
Purchase of treasury shares	(900)	(1,600)
Net proceeds from issuance of commercial paper	—	600
Proceeds from issuance of debt	2,170	—
Repayments of debt	(12)	(14)
Net issuance of common stock from treasury shares	20	(105)
Net distributions of non-controlling interests and deferred/contingent consideration	(342)	(161)
Dividends paid	(944)	(840)
Change in fiduciary liabilities	1,223	2,148
Net cash provided by financing activities	1,215	28
Investing cash flows:
Capital expenditures	(296)	(367)
Net purchases of long term investments and other	(28)	(5)
Sales of long term investments	18	84
Dispositions	(18)	138
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(619)	(213)
Net cash used for investing activities	(943)	(363)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(120)	(1,592)
Increase in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	2,627	36
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	12,102	11,374
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$14,729	$11,410

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at September 30,	2023	2022
(In millions)
Cash and cash equivalents	$2,901	$802
Cash and cash equivalents held in a fiduciary capacity	11,828	10,608
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$14,729	$11,410

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2023				2022
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$2,700	$(15)	$(31)	$2,654	$2,470	$(2)	$2,468
Guy Carpenter	359	(3)	(3)	353	328	—	328
Subtotal	3,059	(18)	(34)	3,007	2,798	(2)	2,796
Fiduciary interest income	131	—	—	131	40	—	40
Total Risk and Insurance Services	3,190	(18)	(34)	3,138	2,838	(2)	2,836
Consulting
Mercer (a)	1,425	(17)	(4)	1,404	1,284	21	1,305
Oliver Wyman Group	781	(15)	(21)	745	667	—	667
Total Consulting	2,206	(32)	(25)	2,149	1,951	21	1,972
Corporate Eliminations	(14)	—	—	(14)	(19)	—	(19)
Total Revenue	$5,382	$(50)	$(59)	$5,273	$4,770	$19	$4,789
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (b)	$692	$(23)	$(2)	$667	$615	$(1)	$614
Asia Pacific (b)	311	6	(1)	316	286	—	286
Latin America	134	(1)	1	134	118	—	118
Total International	1,137	(18)	(2)	1,117	1,019	(1)	1,018
U.S./Canada	1,563	3	(29)	1,537	1,451	(1)	1,450
Total Marsh	$2,700	$(15)	$(31)	$2,654	$2,470	$(2)	$2,468
Mercer:
Wealth (a)	$635	$(11)	$(1)	$623	$561	$21	$582
Health	496	(6)	—	490	451	—	451
Career	294	—	(3)	291	272	—	272
Total Mercer	$1,425	$(17)	$(4)	$1,404	$1,284	$21	$1,305

(a)Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth.
(b)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)
The following table provides the reconciliation of GAAP revenue to Non-GAAP revenue:

	2023				2022
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$8,482	$82	$(79)	$8,485	$7,794	$15	$7,809
Guy Carpenter	2,006	20	(18)	2,008	1,849	(19)	1,830
Subtotal	10,488	102	(97)	10,493	9,643	(4)	9,639
Fiduciary interest income	330	2	—	332	57	—	57
Total Risk and Insurance Services	10,818	104	(97)	10,825	9,700	(4)	9,696
Consulting
Mercer (b)	4,143	44	11	4,198	4,016	(92)	3,924
Oliver Wyman Group (a)	2,266	(1)	(71)	2,194	2,029	11	2,040
Total Consulting	6,409	43	(60)	6,392	6,045	(81)	5,964
Corporate Eliminations	(45)	—	—	(45)	(47)	—	(47)
Total Revenue	$17,182	$147	$(157)	$17,172	$15,698	$(85)	$15,613
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (a) (c)	$2,482	$32	$(6)	$2,508	$2,264	$16	$2,280
Asia Pacific (c)	980	35	(4)	1,011	927	—	927
Latin America	386	—	1	387	340	—	340
Total International	3,848	67	(9)	3,906	3,531	16	3,547
U.S./Canada	4,634	15	(70)	4,579	4,263	(1)	4,262
Total Marsh	$8,482	$82	$(79)	$8,485	$7,794	$15	$7,809
Mercer:
Wealth (b)	$1,853	$24	$19	$1,896	$1,775	$45	$1,820
Health (b)	1,559	10	(1)	1,568	1,562	(137)	1,425
Career	731	10	(7)	734	679	—	679
Total Mercer	$4,143	$44	$11	$4,198	$4,016	$(92)	$3,924

(a)Acquisitions, dispositions and other in 2022 includes the loss on deconsolidation of the Company's Russian businesses at Marsh of $27 million and Oliver Wyman Group of $12 million.
(b)Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth and a gain from the sale of the Mercer U.S. affinity business of $112 million in Health. Results for 2023 in Wealth include the loss on sale of an individual financial advisory business in Canada of $17 million.
(c)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.